Exhibit 10.2

OMNIA WELLNESS INC.

2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of [_____], between Omnia Wellness Inc., a Nevada corporation (the “Company”), and [_____] (the “Grantee”).

W I T N E S S E T H:

WHEREAS, as of March 5, 2020, the Company adopted the 2020 Equity Incentive Plan (the “Plan”), which Plan authorizes, among other things, the grant of options to purchase shares of common stock, no par value (“Common Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board of Directors or Compensation Committee of the Board of Directors, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the option documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2. Grant of Option. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Grantee, as of the date hereof, an option (the “Option”) to purchase from the Company all or any part of an aggregate number of [___] shares of Common Stock (the “Optioned Shares”).

3. Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the Option shall become exercisable at a per share price of $[___] (“Exercise Price”), the Grantee having the right hereunder to purchase from the Company the indicated number of Optioned Shares upon exercise of the Option, on and after such dates, in cumulative fashion:

Exercise Date	Non−Qualified Stock Options	Incentive Stock Options	Restricted Stock	Restricted Stock Units

Only those Optioned Shares indicated above as “Incentive Stock Options” are intended by the parties hereto to be, and be treated as, “incentive stock options” (as such term is defined under Section 422 of the Code). The Option may not be exercised with respect to less than 100 Optioned Shares (or the Optioned Shares then subject to purchase under the Option, if less than 100 shares) or for any fractional shares.

4. Termination of Option. The Option, to the extent not previously exercised and subject to Section 7(g) of the Plan, shall terminate and become null and void on [_____].

5. Exercisability. (a) Upon a termination of the Grantee’s employment, the Option shall be exercisable only to the extent that the Option is vested and is in effect on the date of such termination of the Grantee’s employment.

(b) To the extent exercisable, the Option may be exercised by a legal representative on behalf of the Grantee in the event of such permanent disability, or, in the case of the death of the Grantee, by the estate of the Grantee or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Grantee.

6. Manner of Exercise. Subject to Section 7(h) of the Plan, the Option shall be exercisable in full or in part, at any time after vesting, until termination of the right to exercise. If less than all of the shares of Common Stock included in the vested portion of an Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the exercise period.

(b) Options or portions thereof may be exercised by giving written notice to the Company, in such form and method as may be determined by the Company, which notice shall specify the number of shares of Common Stock to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in a form specified in Section 7.1(i) of the Plan. The Company shall not be obligated to issue, transfer or deliver a certificate representing shares of Common Stock to the Grantee, until provision has been made by the Grantee, to the satisfaction of the Company for the payment of the aggregate exercise or purchase price, as applicable, for all Option shares shall have been exercised or settled and in satisfaction of any tax withholding obligations associated with such exercise or settlement.

(c) Upon exercise of the Option in the manner prescribed by this Section 6 and otherwise pursuant to the Plan, delivery of a certificate for the Optioned Shares then being purchased shall be made at the principal office of the Company to the person exercising the Option within a reasonable time after the date of exercise specified in the notice of exercise.

7. Non−Transferability of Option. Options and unvested restricted stock and restricted stock units granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any options and unvested restricted stocks and restricted stock units or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Options and unvested restricted stock and restricted stock units shall thereupon terminate and become null and void.

8. No Special Employment Rights. Neither the granting of the Option nor its exercise shall be construed to confer upon the Grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence as of the date hereof.

9. Tax Consequences. (a) All tax consequences under any applicable law which may arise from the grant of this Option or the exercise thereof, the sale or disposition of any Optioned Shares granted hereunder or issued upon exercise of this Option or from any other action of the Grantee in connection with the foregoing shall be borne and paid solely by the Grantee, and the Grantee shall indemnify the Company, and its Subsidiary Corporation and Affiliates, and shall hold them harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving or exercising this Option. The Company does not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

(b) The Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Option granted or received hereunder or Optioned Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

10. No Rights of Stockholder. The Grantee shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Grantee.

11. Amendment. In addition to and subject to the terms and conditions of the Plan, the Board or a committee appointed by the Board to administer the Plan (the “Committee”), whichever shall then have authority to administer the Plan, may amend this Agreement with the consent of the Grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

12. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

13. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14. Acknowledgement. The Grantee acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

15. Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

OMNIA WELLNESS INC.

By:
Name:
Title:

GRANTEE:

Name:

Exhibit A

2020 Equity Incentive Plan